EXHIBIT 5.1


                   OPINION OF BERLACK, ISRAELS & LIBERMAN, LLP


                 [LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP]



                                                        July 24, 1998


Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, NY  11105

Ladies and Gentlemen:

         We have acted as counsel for Steven Madden, Ltd., a New York corporation ("Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 1,030,000 shares of the Company's Common Stock, $.0001 par value ("Common Stock") consisting of (i) 30,000 shares of Common Stock reserved for issuance under the Company's 1995 Stock Plan, and (ii) 1,000,000 shares of Common Stock reserved for issuance under the Company's 1998 Stock Plan.

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the 1995 Stock Plan, the 1998 Stock Plan, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and, when issued and paid for as described in the relevant option agreements and/or in accordance with the Company's 1995 Stock Plan or 1998 Stock Plan, as the case may be, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           /s/ BERLACK, ISRAELS & LIBERMAN LLP
                                           -------------------------------------
                                               Berlack, Israels & Liberman LLP


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